Exhibit 99.2

SPECIAL MEETING OF COMMON UNITHOLDERS OF

ENERGY TRANSFER PARTNERS, L.P.

[    ], 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the Special Meeting

are available at https://www.sec.gov/Archives/edgar/data/1276187/000119312518248525/d604907ds4.htm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
		1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 1, 2018, (as may be amended from time to time, the “merger agreement”) by and among Energy Transfer Equity, L.P.; LE GP, LLC; Streamline Merger Sub, LLC (“ETE Merger Sub”); Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Partners, L.L.C., a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, and the transactions contemplated thereby, including the merger of ETE Merger Sub with and into ETP, with ETP continuing as the surviving entity and a subsidiary of ETE.	☐	☐	☐

			FOR	AGAINST	ABSTAIN
		2. To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and the transactions contemplated thereby at the time of the special meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted AGAINST Proposal 1 and Proposal 2.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

ENERGY TRANSFER PARTNERS, L.P.

Proxy for Special Meeting of Common Unitholders on [    ], 2018

Solicited on Behalf of the Board of directors

The undersigned hereby appoints [    ], and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Units which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Common Unitholders of Energy Transfer Partners, L.P., to be held on [    ], 2018 at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

COMMENTS:

1.1	14475

SPECIAL MEETING OF COMMON UNITHOLDERS OF

ENERGY TRANSFER PARTNERS, L.P.

[    ], 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the Special Meeting

are available at https://www.sec.gov/Archives/edgar/data/1276187/000119312518248525/d604907ds4.htm

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 1, 2018, (the “merger agreement”) by and among Energy Transfer Equity, L.P.; LE GP, LLC; Streamline Merger Sub, LLC (“ETE Merger Sub”); Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Partners, L.L.C., a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, and the transactions contemplated thereby, including the merger of ETE Merger Sub with and into ETP, with ETP continuing as the surviving entity and a subsidiary of ETE.	☐	☐	☐

			FOR	AGAINST	ABSTAIN
		2. To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and the transactions contemplated thereby at the time of the special meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted AGAINST Proposal 1 and Proposal 2.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.